UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11760 U.S. Highway One Suite 200 North Palm Beach, Florida (Address of principal executive offices)	33408 (Zip Code)
Registrant’s telephone number, including area code:  (561) 630-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous principal independent accountant

In its April 2, 2007 Current Report on Form 8-K, Bankrate, Inc. (the "Company") reported that KPMG LLP's (“KPMG”) engagement as the Company’s principal accountant would cease upon completion of the review of the Company's interim financial statements as of March 31, 2007 and for the three-month period then ended (the "First Quarter Review") and the filing by the Company of its Quarterly Report on Form 10-Q for the period ended March 31, 2007 (the "First Quarter 10-Q") with the Securities and Exchange Commission.

On April 12, 2007, the Company engaged Grant Thornton, LLP ("Grant Thornton") to act as the Company's principal accountant for the fiscal year ending December 31, 2007.

On April 12, 2007, the Company notified KPMG of its decision to have Grant Thornton complete the review of the Company’s interim financial statements as of March 31, 2007 and for the three-month period then ended. As such, the auditor-client relationship with KPMG ceased on that date.

During the years ended December 31, 2006 and 2005 and the subsequent interim period through April 12, 2007, (i) there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in their opinions to the subject matter of the disagreement, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K with respect to the Company.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for share-based compensation by adopting Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Bankrate, Inc. acquired Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com on November 30, 2005 and December 1, 2005, respectively, and management excluded from its assessment of the effectiveness of Bankrate, Inc.’s internal control over financial reporting as of December 31, 2005, Wescoco LLC’s and Mortgage Market Information Services, Inc. and Interest.com’s internal control over financial reporting associated with total assets of $10,577,000 and $32,697,000 and total revenues of $166,000 and $1,271,000, respectively, included in the consolidated financial statements of Bankrate, Inc. and subsidiaries as of and for the year ended December 31, 2005. KPMG’s audit of internal control over financial reporting of Bankrate, Inc. also excluded an evaluation of the internal control over financial reporting of Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com.

The Company provided KPMG with a copy of the foregoing statements and requested that KPMG furnish the Company a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K

(b) Engagement of new principal independent accountant

On April 12, 2007, upon completing the request for proposal process, the Audit Committee formally engaged Grant Thornton as the Company’s principal accountants for the fiscal year ending December 31, 2007. Also on April 17, 2007 the Company announced the selection of Grant Thornton by press release, a copy of which is attached hereto as Exhibit 99.1

During the years ended December 31, 2006 and 2005 and the subsequent interim period from January 1, 2007 through April 12, 2007, neither the Company nor anyone acting on behalf of the Company, consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated April 17, 2007.

99.1	Text of press release of Bankrate, Inc. dated April 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.
Date: April 17, 2007
	By:	/s/ Edward J. DiMaria
Edward J. DiMaria
Senior Vice President Chief Financial Officer